As filed with the Securities and Exchange Commission on July 17, 2000


                                            Registration No. 333-________
   ---------------------------------------------------------------------
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                        -----------------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                        -----------------------------
                             ARVINMERITOR, INC.
           (Exact name of registrant as specified in its charter)

             INDIANA                                 38-3354643
   (State or other jurisdiction of                   (I.R.S. Employer
   incorporation or organization                     Identification No.)

                            2135 WEST MAPLE ROAD
                          TROY, MICHIGAN 48084-7186
                               (248) 435-1000
                  (Address of principal executive offices)

               ARVINMERITOR, INC. EMPLOYEE STOCK BENEFIT PLAN
                 (AS SUCCESSOR TO THE ARVIN INDUSTRIES, INC.
                        EMPLOYEE STOCK BENEFIT PLAN)

                 ARVINMERITOR, INC. 1998 STOCK BENEFIT PLAN
    (AS SUCCESSOR TO THE ARVIN INDUSTRIES, INC. 1998 STOCK BENEFIT PLAN)

                 ARVINMERITOR, INC. 1988 STOCK BENEFIT PLAN
    (AS SUCCESSOR TO THE ARVIN INDUSTRIES, INC. 1988 STOCK BENEFIT PLAN)
                          (Full title of each plan)

                             VERNON G. BAKER, II
            SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             ARVINMERITOR, INC.
                            2135 WEST MAPLE ROAD
                          TROY, MICHIGAN 48084-7186
                   (Name and address of agent for service)

                               (248) 435-1000
        (Telephone number, including area code, of agent for service)

                               WITH A COPY TO:
                            FREDERICK L. HARTMANN
                            SCHIFF HARDIN & WAITE
                              6600 SEARS TOWER
                        CHICAGO, ILLINOIS 60606-6473
                               (312) 258-5500
                        -----------------------------






                       CALCULATION OF REGISTRATION FEE

                                                               Proposed           Proposed
                                                               Maximum             Maximum
                                             Amount            Offering           Aggregate        Amount of
   Title of Securities to be                 to be             Price Per          Offering        Registration
           Registered                     Registered(1)        Share(2)           Price(2)           Fee(2)
    --------------------------            --------------       ---------          ---------      -------------
   Common Stock, $1 par value
   (including associated preferred
   stock purchase rights)                    2,583,703         $41.3125           $75,937,615       $20,048


   (1) Based upon 847,350 shares of Common Stock to be issued under the ArvinMeritor, Inc. Employee Stock Benefit Plan, 748,356 shares of Common Stock to be issued under the ArvinMeritor, Inc. 1998 Stock Benefit Plan, and 987,997 shares of Common Stock to be issued under the ArvinMeritor, Inc. 1988 Stock Benefit Plan.

   (2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the price at which the options may be exercised under the Plans. The price at which options may be exercised range from $18.5625 to $41.3125, with weighted average exercise price of $29.3910. The value attributable to the associated preferred stock purchase rights is reflected in the value attributable to the Common Shares.








                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


   ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents which have been filed by ArvinMeritor, Inc. (the "Registrant"), or Meritor Automotive, Inc. as predecessor to the Registrant, are incorporated herein by reference:

        (a) The Annual Report on Form 10-K of Meritor Automotive, Inc. for the fiscal year ended September 30, 1999;

        (b) The Quarterly Reports on Form 10-Q of Meritor Automotive, Inc. for the quarterly periods ended December 31, 1999 and March 31, 2000;

        (c) The Current Reports on Form 8-K of Meritor Automotive, Inc. dated April 14, 2000 and June 15, 2000;

        (d)  The Current Report on Form 8-K of the Registrant dated July
             10, 2000;

        (e) The description of the Registrant's Common Stock contained in its Registration Statement on Form S-4/A (File No. 333-36448); and

        (f) The description of the Registrant's Rights contained in the Registration Statement on Form 8-A12B dated July 10, 2000.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

   ITEM 4.   DESCRIPTION OF SECURITIES.

        Not applicable.

   ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

   ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Indiana Business Corporation Law permits indemnification of officers, directors, employees and agents against liabilities and expenses incurred in proceedings if the person acted in good faith and reasonably believed that (1) in the case of conduct in the person's official capacity with the corporation, that the person's conduct was in the corporation's best interests, and (2) in all other cases, that the person's conduct was at least not opposed to the corporation's best interests. In criminal proceedings, the person must either have reasonable cause to believe the conduct was lawful or must have had no reasonable cause to believe the conduct was unlawful. Unless the articles of incorporation provide otherwise, indemnification is mandatory in two instances: (1) a director successfully defends himself in a proceeding to which the director was a party because the director is or was a director of the corporation, or (2) it is court ordered.

        Section 8.06 of the ArvinMeritor Restated Articles of Incorporation will, at the effective time of the merger, contain provisions authorizing, to the extent permitted under the Indiana Business Corporation Law and the ArvinMeritor By-Laws, indemnification of directors and officers, including payment in advance of expenses in defending an action and maintaining liability insurance on such directors and officers. Specifically, the ArvinMeritor By-Laws will provide that ArvinMeritor shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, formal or informal (an "Action"), by reason of the fact that such person is or was a director, officer, employee or agent of ArvinMeritor, or is or was serving at the request of ArvinMeritor as a director, officer, employee, agent, partner, trustee or member or in another authorized capacity of or for another corporation, unincorporated association, business trust, estate, partnership, trust, joint venture, individual or other legal entity, whether or not organized or formed for profit, against expenses (including attorneys' fees) and judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Action. ArvinMeritor also shall pay, in advance of the final disposition of an Action, the expenses reasonably incurred in defending such action by a person who may be entitled to indemnification. Article 8 of the ArvinMeritor By-Laws and the appendix thereto entitled "Procedures for Submission and Determination of Claims for Indemnification Pursuant to Article 8 of the By-Laws" set forth particular procedures for submission and determination of claims for indemnification.

        ArvinMeritor's directors and officers will be insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

   ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.





                                      2







   ITEM 8.   EXHIBITS.

        The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement.

   ITEM 9.   UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.



                                      3







        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





















                                      4







                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on this 10th day July, 2000.

                                 ARVINMERITOR, INC.



                                 By:  /s/ Vernon G. Baker, II
                                    --------------------------------
                                      Vernon G. Baker, II
                                      Senior Vice President, General
                                      Counsel and Secretary


        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


              SIGNATURE                                 TITLE                                DATE
              ---------                                 -----                                ----

     /s/  Larry D. Yost*                        Chairman of the Board and                 July 10, 2000
     --------------------------------           Chief Executive Officer (principal
     Larry D. Yost                              executive officer)


     /s/  V. William Hunt*                      Vice Chairman and President               July 10, 2000
     --------------------------------
     V. William Hunt


     /s/  Thomas A. Madden*                     Senior Vice President and                 July 10, 2000
     --------------------------------           Chief Financial Officer (principal
     Thomas A. Madden                           financial officer)


     /s/  William M. Lowe*                      Vice President and Controller             July 10, 2000
     --------------------------------           (principal accounting officer)
     William M. Lowe


     /s/  Joseph B. Anderson, Jr.*              Director                                  July 10, 2000
     --------------------------------
     Joseph B. Anderson, Jr.



                                                                5







     /s/  Donald R. Beall*                      Director                                  July 10, 2000
     --------------------------------
     Donald R. Beall


     /s/  Steven C. Beering*                    Director                                  July 10, 2000
     --------------------------------
     Steven C. Beering


     /s/  Rhonda L. Brooks*                     Director                                  July 10, 2000
     --------------------------------
     Rhonda L. Brooks


     /s/  John J. Creedon*                      Director                                  July 10, 2000
     --------------------------------
     John J. Creedon


     /s/  Joseph P. Flannery*                   Director                                  July 10, 2000
     --------------------------------
     Joseph P. Flannery


     /s/  Robert E. Fowler, Jr.*                Director                                  July 10, 2000
     --------------------------------
     Robert E. Fowler, Jr.


     /s/  William D. George, Jr.*               Director                                  July 10, 2000
     --------------------------------
     William D. George, Jr.


                                                Director
     --------------------------------
     Ivan W. Gorr


     /s/  Charles H. Harff*                     Director                                  July 10, 2000
     --------------------------------
     Charles H. Harff


     /s/  Don J. Kacek*                         Director                                  July 10, 2000
     --------------------------------
     Don J. Kacek
                                                                6




     /s/  Victoria B. Jackson*                  Director                                  July 10, 2000
     --------------------------------
     Victoria B. Jackson


     /s/  James E. Marley*                      Director                                  July 10, 2000
     --------------------------------
     James E. Marley


     /s/  James E. Perella*                     Director                                  July 10, 2000
     --------------------------------
     James E. Perella


     /s/  Harold A. Poling*                     Director                                  July 10, 2000
     --------------------------------
     Harold A. Poling


     /s/  Martin D. Walker*                     Director                                  July 10, 2000
     --------------------------------
     Martin D. Walker


     * By     /s/ Vernon G. Baker, II
         ------------------------------
              Vernon G. Baker, II
              Attorney-in-Fact

























                                                                7







                                                      EXHIBIT INDEX

   EXHIBIT
   NUMBER                        EXHIBIT
   -------                       -------

   4*        Rights Agreement, dated as of July 3, 2000, between
             ArvinMeritor and EquiServe Trust Company, N.A. (incorporated by reference to Exhibit 1 of ArvinMeritor's Registration Statement on Form 8-A12B (Reg. No. 001-15983), filed with the Commission on July 10, 2000).

   5         Opinion of Schiff Hardin & Waite

   23.1      Consent of PricewaterhouseCoopers LLP

   23.2      Consent of Deloitte & Touche LLP

   23.3 Consent of Schiff Hardin & Waite (contained in its opinion filed as Exhibit 5)

   24        Power of Attorney

   ________

   * Incorporated by reference.

























                                      8